DIAMOND SPORTS INTERMEDIATE HOLDINGS LLC

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE
THREE MONTHS ENDED MARCH 31, 2021 AND 2020

DIAMOND SPORTS INTERMEDIATE HOLDINGS LLC

DIAMOND SPORTS INTERMEDIATE HOLDINGS LLC
CONSOLIDATED BALANCE SHEETS
(in millions) (Unaudited)

	As of March 31, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$415	$783
Accounts receivable, net of allowance for doubtful accounts of less than $1 million	485	465
Prepaid sports rights	542	498
Prepaid expenses and other current assets	34	42
Total current assets	1,476	1,788
Property and equipment, net	49	49
Restricted cash	3	3
Operating lease assets	24	29
Customer relationships, net	3,602	3,679
Other definite-lived intangible assets, net	656	671
Other assets	420	414
Total assets (a)	$6,230	$6,633

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND MEMBER'S EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$112	$198
Current portion of notes payable and commercial bank financing	33	33
Current portion of operating lease liabilities	8	12
Due to affiliates	22	19
Other current liabilities	233	267
Total current liabilities	408	529
Notes payable and commercial bank financing, less current portion	8,088	8,096
Operating lease liabilities, less current portion	17	18
Other long-term liabilities	226	338
Total liabilities (a)	8,739	8,981

Commitments and contingencies (See Note 4)
Redeemable noncontrolling interests	18	20

Member's equity:
Member's equity	1,468	1,472
Accumulated deficit	(4,143)	(3,973)
Accumulated other comprehensive income (loss)	1	(7)
Total Diamond Sports Intermediate Holdings member’s deficit	(2,674)	(2,508)
Noncontrolling interests	147	140
Total member's deficit	(2,527)	(2,368)
Total liabilities, redeemable noncontrolling interests, and member's equity	$6,230	$6,633

The accompanying notes are an integral part of these unaudited consolidated financial statements.

(a)     Our consolidated total assets as of March 31, 2021 and December 31, 2020 include total assets of variable interest entities (VIEs) of $151 million and $134 million, respectively, which can only be used to settle the obligations of the VIEs. Our consolidated total liabilities as of March 31, 2021 and December 31, 2020 include total liabilities of VIEs of $45 million and $49 million, respectively, for which the creditors of the VIEs have no recourse to us. See Note 5. Variable Interest Entities.

DIAMOND SPORTS INTERMEDIATE HOLDINGS LLC
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in millions) (Unaudited)

	Three Months Ended March 31,
	2021	2020
Statements of Operations
REVENUES:
Total revenues	$768	$812

OPERATING EXPENSES:
Media programming and production expenses	657	478
Media selling, general and administrative expenses	65	57
Depreciation of property and equipment	2	3
Corporate general and administrative expenses	3	2
Amortization of definite-lived intangible and other assets	82	107
Total operating expenses	809	647
Operating (loss) income	(41)	165

OTHER INCOME (EXPENSE):
Interest expense including amortization of debt discount and deferred financing costs	(108)	(123)
Gain on extinguishment of debt	—	2
Income from equity method investments	13	6
Other (expense) income, net	—	2
Total other expense, net	(95)	(113)
NET (LOSS) INCOME	(136)	52
Net income attributable to the noncontrolling interests	(34)	(8)
NET (LOSS) INCOME ATTRIBUTABLE TO DIAMOND SPORTS INTERMEDIATE HOLDINGS	$(170)	$44

Statements of Comprehensive Income
NET (LOSS) INCOME	$(136)	$52
Share of other comprehensive income of equity method investments	8	—
COMPREHENSIVE (LOSS) INCOME	$(128)	$52
Comprehensive income attributable to the noncontrolling interests	(34)	(8)
COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO DIAMOND SPORTS INTERMEDIATE HOLDINGS	$(162)	$44

The accompanying notes are an integral part of these unaudited consolidated financial statements.

DIAMOND SPORTS INTERMEDIATE HOLDINGS LLC
CONSOLIDATED STATEMENTS OF MEMBER'S EQUITY (DEFICIT) AND REDEEMABLE NONCONTROLLING INTERESTS
(in millions) (Unaudited)

	Three Months Ended March 31, 2020
		Diamond Sports Intermediate Holdings LLC Member
	Redeemable Noncontrolling Interests	Member's Equity	Accumulated Deficit	Noncontrolling Interests	Total Member's Equity

BALANCE, December 31, 2019	$378	$2,055	$(151)	$236	$2,140
Distributions to parent	—	(198)	—	—	(198)
Redemption of redeemable noncontrolling interests	(378)	—	—	—	—
Distributions to noncontrolling interests	—	—	—	(3)	(3)
Net income	—	—	44	8	52
BALANCE, March 31, 2020	$—	$1,857	$(107)	$241	$1,991

	Three Months Ended March 31, 2021
		Diamond Sports Intermediate Holdings LLC Member
	Redeemable Noncontrolling Interests	Member's Equity	Accumulated Deficit	Noncontrolling Interests	Accumulated Other Comprehensive (Loss) Income	Total Member's Deficit

BALANCE, December 31, 2020	$20	$1,472	$(3,973)	$140	$(7)	$(2,368)
Distributions to parent	—	(4)	—	—	—	(4)
Distributions to noncontrolling interests	(2)	—	—	(27)	—	(27)
Other comprehensive income	—	—	—	—	8	8
Net (loss) income	—	—	(170)	34		(136)
BALANCE, March 31, 2021	$18	$1,468	$(4,143)	$147	$1	$(2,527)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

DIAMOND SPORTS INTERMEDIATE HOLDINGS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions) (Unaudited)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
CASH FLOWS USED IN OPERATING ACTIVITIES:
Net (loss) income	$(136)	$52
Adjustments to reconcile net (loss) income to net cash flows used in operating activities:
Amortization of sports programming rights	552	391
Amortization of definite-lived intangible and other assets	82	107
Depreciation of property and equipment	2	3
Sports programming rights payments	(607)	(612)
Rebate payments to distributors	(133)	—
Income from equity method investments	(13)	(6)
Distributions from investments	12	24
Gain on extinguishment of debt	—	(2)
Change in assets and liabilities:
Increase in accounts receivable	(19)	(6)
Decrease in prepaid expenses and other current assets	29	47
Decrease in accounts payable and accrued and other current liabilities	(92)	(100)
Other, net	6	8
Net cash flows used in operating activities	(317)	(94)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Acquisition of property and equipment	(7)	(4)
Distributions from investments	2	4
Net cash flows used in investing activities	(5)	—

CASH FLOWS USED IN FINANCING ACTIVITIES:
Proceeds from notes payable and commercial bank financing	6	225
Repayments of notes payable and commercial bank financing	(19)	(11)
Distributions to parent	(4)	(198)
Distributions to noncontrolling interests	(27)	(3)
Distributions to redeemable noncontrolling interests	(2)	(378)
Other, net	—	(7)
Net cash flows used in financing activities	(46)	(372)
NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(368)	(466)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, beginning of period	786	949
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, end of period	$418	$483

The accompanying notes are an integral part of these unaudited consolidated financial statements.

DIAMOND SPORTS INTERMEDIATE HOLDINGS LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Background and Nature of Operations

Diamond Sports Intermediate Holdings LLC ("the Company" or sometimes referred to as "we" or "our"), a Delaware limited liability company and an indirect subsidiary of Sinclair Broadcast Group, Inc. (SBG), was formed on April 29, 2019. Diamond Sports Group, LLC (DSG) is a wholly-owned subsidiary of the Company and was formed for the purpose of completing the acquisition of 21 Regional Sports Network brands and Fox College Sports (collectively, the Acquired RSNs) from The Walt Disney Company (Disney), completed on August 23, 2019. Additionally, DSG has an ownership interest in Sports Network, LLC which consolidates Marquee Sports Network, LLC (Marquee). On August 29, 2019, an indirect wholly-owned subsidiary of DSG acquired a 20% equity interest in the Yankee Entertainment and Sports Network (the YES Network). On March 31, 2021, the 21 Acquired RSNs were rebranded as 19 Bally Sports network brands (the Bally RSNs). We refer to the Bally RSNs and Marquee collectively as the "RSNs". The RSNs and YES Network own the exclusive rights to air, among other sporting events, the games of professional sports teams in designated local viewing areas.

Basis of Presentation

The unaudited consolidated financial statements have been prepared on a standalone basis in accordance with accounting principles generally accepted in the United States of America (GAAP).

Principles of Consolidation

The consolidated financial statements include our accounts and those of our wholly-owned and majority-owned subsidiaries and VIEs for which we are the primary beneficiary. Noncontrolling interests represent a minority owner’s proportionate share of the equity in certain of our consolidated entities. Noncontrolling interests which may be redeemed by the holder, and the redemption is outside of our control, are presented as redeemable noncontrolling interests. All intercompany transactions and account balances have been eliminated in consolidation.

We consolidate VIEs when we are the primary beneficiary. We are the primary beneficiary of a VIE when we have the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE and have the obligation to absorb losses or the right to receive returns that would be significant to the VIE. See Note 5. Variable Interest Entities for more information on our VIEs.

Investments in entities over which we have significant influence but not control are accounted for using the equity method of accounting. Income from equity method investments represents our proportionate share of net income generated by equity method investees.

Interim Financial Statements

The consolidated financial statements for the three months ended March 31, 2021 and the three months ended March 31, 2020 are unaudited. The unaudited consolidated financial statements do not include all disclosures normally included with audited consolidated financial statements. The unaudited consolidated statements of operations presented in the accompanying consolidated financial statements are not necessarily representative of operations for an entire year.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses in the consolidated financial statements and in the disclosures of contingent assets and liabilities. Actual results could differ from those estimates.

The impact of the outbreak of the novel coronavirus (COVID-19) continues to create significant uncertainty and disruption in the global economy and financial markets. It is reasonably possible that these uncertainties could further materially impact our estimates related to, but not limited to, revenue recognition, goodwill and intangible assets, and sports programming rights. As a result, many of our estimates and assumptions require increased judgment and carry a higher degree of variability and volatility. Our estimates may change as new events occur and additional information emerges, and such changes are recognized or disclosed in our consolidated financial statements.

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Sports Programming Rights

We have multi-year program rights agreements that provide the Company with the right to produce and telecast professional live sports games within a specified territory in exchange for a rights fee. A prepaid asset is recorded for rights acquired related to future games upon payment of the contracted fee. The assets recorded for the acquired rights are classified as current or non-current based on the period when the games are expected to be aired. Liabilities are recorded for any program rights obligations that have been incurred but not yet paid at period end. We amortize these programming rights as an expense over each season based upon contractually stated rates. Amortization is accelerated in the event that the stated contractual rates over the term of the rights agreement results in an expense recognition pattern that is inconsistent with the projected growth of revenue over the contractual term.

During the three months ended March 31, 2020, the National Basketball Association (NBA), the National Hockey League (NHL), and Major League Baseball (MLB) suspended or delayed the start of their seasons as a result of the COVID-19 pandemic. On that date, the Company suspended the recognition of amortization expense associated with prepaid program rights agreements with teams within these leagues. Amortization expense resumed for the NBA, NHL, and MLB over the modified seasons when the games commenced during the third quarter of 2020. The NBA and NHL also delayed the start of their 2020-2021 seasons until December 22, 2020 and January 13, 2021, respectively; sports rights expense associated with these seasons will be recognized over the modified term of these seasons.

Certain rights agreements with professional teams contain provisions which require the rebate of rights fees paid by the Company if a contractual minimum number of live games are not delivered. As of March 31, 2021, we have estimated rebates due from teams of $42 million which we expect to receive in the second quarter. The actual amount of rebates to be received will vary depending on changes in the final game counts of each leagues' respective season. Rights fees paid in advance of expense recognition, inclusive of any contractual rebates due to the Company, are included within prepaid sports rights in our consolidated balance sheets.

Other Assets

When factors indicate that there may be a decrease in value of an equity method investment, we assess whether a loss in value has occurred. If that loss is deemed to be other than temporary, an impairment loss is recorded accordingly. For any equity method investments that indicate a potential impairment, we estimate the fair values of those investments using a combination of a market-based approach, which considers earnings and cash flow multiples of comparable businesses and recent market transactions, as well as an income approach involving the performance of a discounted cash flow analysis.

Other assets, as of March 31, 2021 and December 31, 2020, consisted primarily of our equity method investment in the YES Network of $328 million and $321 million, respectively. We record our proportionate share of the net income generated by the investment within income from equity method investments in our consolidated statements of operations. During the three months ended March 31, 2021 and 2020, we recorded income of $13 million and $5 million, respectively, related to our investment, included within income from equity method investments in our consolidated statements of operations. We did not identify any other than temporary impairments associated with our investments during the periods ended March 31, 2021 and December 31, 2020.

Income Taxes

As a single-member limited liability company, we are treated as a disregarded entity and are not subject to federal and state income taxes. Our income or loss is allocated to and reported in the tax returns of our member. Accordingly, no liability or provision for federal and state income taxes attributable to our operations is included in the accompanying unaudited consolidated financial statements. We do not have a formal tax-sharing arrangement with our member.

Non-cash Investing and Financing Activities

Leased assets obtained in exchange for new operating lease liabilities were $8 million during the three months ended March 31, 2020.

Revenue Recognition

The following table presents our revenue disaggregated by type (in millions):

	Three Months Ended March 31,
	2021	2020
Distribution revenue	$698	$752
Advertising revenue	65	55
Other media revenues	5	5
Total revenues	$768	$812

Distribution Revenue. We generate distribution revenue through fees received from multi-channel video programming distributors (MVPDs) and virtual MVPDs (vMVPDs, and together with MVPDs, "Distributors") for the right to distribute our RSNs. Distribution arrangements are generally governed by multi-year contracts and the underlying fees are based upon a contractual monthly rate per subscriber. These arrangements represent licenses of intellectual property; revenue is recognized as the signal or network programming is provided to our customers (as usage occurs) which corresponds with the satisfaction of our performance obligation. Revenue is calculated based upon the contractual rate multiplied by an estimated number of subscribers. Our customers will remit payments based upon actual subscribers a short time after the conclusion of a month, which generally does not exceed 120 days. Historical adjustments to subscriber estimates have not been material.

Certain of our distribution arrangements contain provisions that require the Company to deliver a minimum number of live professional sports games or tournaments during a defined period which usually corresponds with a calendar year. If the minimum threshold is not met, we may be obligated to refund a portion of the distribution fees received if shortfalls are not cured within a specified period of time. Our ability to meet these requirements is primarily driven by the delivery of games by the professional sports leagues. Prior to the COVID-19 pandemic, the Company has not historically paid any material rebates under these contractual provisions as it is unusual for there to be an event which is significant enough to preclude the Company from meeting or exceeding these thresholds. The COVID-19 pandemic has resulted in significant disruptions to the normal operations of the professional sports leagues resulting in delays and uncertainty with respect to regularly scheduled games. Decisions made by the leagues during the second quarter of 2020 regarding the timing and format of the revised 2020 season and decisions made by the NHL and NBA during the fourth quarter of 2020 and first quarter of 2021 regarding the timing and format of their revised 2020-2021 seasons have resulted, in some cases, in our inability to meet these minimum game requirements and the need to reduce revenue based upon estimated rebates due to our distribution customers. Accrued rebates as of March 31, 2021 and December 31, 2020 were $268 million and $420 million, respectively. The decrease in accrued rebates during the three-month period ending March 31, 2021 includes $133 million of payments and $19 million of adjustments related primarily to increases in estimated game counts. As of March 31, 2021, $183 million is reflected in other current liabilities and $85 million is reflected in other long-term liabilities in our consolidated balance sheets. We expect these rebates to be paid during 2021 and 2022. There were no rebates accrued during the three-month period ending March 31, 2021. See Subsequent Events within Note 1. Nature of Operations and Summary of Significant Accounting Policies.
Advertising Revenue. We generate advertising revenue primarily from the sale of advertising spots/impressions within the RSN programming.

In accordance with Accounting Standards Codification (ASC) 606, we do not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) distribution arrangements which are accounted for as a sales/usage based royalty.

For the three months ended March 31, 2021, three customers accounted for 29%, 26%, and 19%, respectively, of our total revenues. For the three months ended March 31, 2020, three customers accounted for 30%, 24%, and 15%, respectively, of our total revenues. As of March 31, 2021, three customers accounted for 27%, 26%, and 21%, respectively, of our accounts receivable, net. For purposes of this disclosure, a single customer may include multiple entities under common control.

On November 18, 2020, we and SBG entered into an enterprise-wide commercial agreement with Bally's Corporation (Bally's) including providing certain branding integrations in our RSN's. These branding integrations include naming rights associated with the majority of our RSNs (other than Marquee). The initial term of the arrangement is 10 years and we expect to begin performing under this arrangement in 2021. We will recognize revenue related to the contractual fees received from Bally's over the term of the arrangement as our performance obligations are satisfied. No revenue was recognized under this arrangement during the three months ended March 31, 2021.

Distributions to Parent

In January 2020, the Company distributed $200 million to Diamond Sports Holdings, LLC (DSH), an indirect parent of the Company, for the redemption of a portion of DSH's preferred equity.

The Company made distributions to DSH for the payment of dividends on its preferred equity totaling $4 million during the three months ended March 31, 2021.

The remaining balance of the preferred equity held by DSH and subject to future distributions by DSG was $170 million, net of issuance costs, as of both March 31, 2021 and December 31, 2020.

Subsequent Events

We have evaluated subsequent events through May 14, 2021 and determined that no other events or transactions met the definition of a subsequent event for purposes of recognition or disclosure in the accompanying consolidated financial statements.

The Company is closely monitoring the impact of the COVID-19 pandemic on all aspects of its business, including how it has already impacted, and will impact, its advertisers, Distributors, and agreements with professional sports leagues. While the NBA, NHL, and MLB were able to complete modified season schedules during 2020, there can be no assurance that the MLB, NBA, or NHL will complete full or abbreviated seasons in the future. The NBA and NHL delayed the start of their 2020-2021 seasons until December 22, 2020 and January 13, 2021, respectively, however both under reduced game counts. The MLB began their season on time in April 2021 under a full game schedule. The NBA and NHL have not announced their 2021-2022 season schedules yet. Any reduction in the number of games played by the leagues may have an adverse impact on our operations and cash flows. The Company is currently unable to predict the full extent that the COVID-19 pandemic will have on its financial condition, results of operations, and cash flows in future periods due to numerous uncertainties.

2. NOTES PAYABLE AND COMMERCIAL BANK FINANCING:

Bank Credit Agreement

DSG’s bank credit agreement (the Bank Credit Agreement) includes a financial maintenance covenant, the first lien leverage ratio (as defined in the Bank Credit Agreement), which requires such ratio not to exceed 6.25x, measured as of the end of each fiscal quarter. The financial maintenance covenant is only applicable if 35% or more of the capacity (as a percentage of total commitments) under the revolving credit facility, measured as of the last day of each quarter, is utilized under such revolving credit facility as of such date. Since there was no utilization under the revolving credit facility as of March 31, 2021, we were not subject to the financial maintenance covenant under the Bank Credit Agreement. As of March 31, 2021, the first lien leverage ratio exceeded 6.25x. We expect that the first lien leverage ratio will remain above 6.25x for at least the next 12 months, which will restrict our ability to utilize the full revolving credit facility. We do not currently expect to have more than 35% of the capacity of the revolving credit facility outstanding as of any quarterly measurement date during the next twelve months, therefore we do not expect to be subject to the financial maintenance covenant. The Bank Credit Agreement contains other restrictions and covenants with which we were in compliance as of March 31, 2021.

Accounts receivable securitization facility

On September 23, 2020, SBG and DSG's indirect wholly-owned subsidiary, Diamond Sports Finance SPV, LLC (DSPV), entered into a $250 million accounts receivable securitization facility (the A/R Facility) which matures on September 23, 2023, in order to raise incremental funding for our ongoing business needs.

The outstanding balance under the A/R Facility was $173 million and $177 million as of March 31, 2021 and December 31, 2020, respectively. Accounts receivable held by DSPV were $229 million and $228 million as of March 31, 2021 and December 31, 2020, respectively.

DSG's ability to make scheduled payments on its debt obligations depends on its financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, competitive, legislative, regulatory and other factors beyond its control. The impact of the outbreak of COVID-19 continues to create significant uncertainty and disruption in the global economy and financial markets. Further, DSG’s success is dependent upon the existence and terms of its agreements with distributors, over-the-top and other streaming providers. We anticipate DSG’s existing cash and cash equivalents, cash flow from our operations, and borrowing capacity will be sufficient to satisfy its debt service obligations, capital expenditure requirements, and working capital needs for the next twelve months. However, certain factors, including but not limited to, the severity and duration of the COVID-19 pandemic and resulting effect on the economy, our advertisers, Distributors, and their subscribers, could affect DSG’s liquidity and ability to maintain a level of cash flows from operating activities sufficient to permit DSG to pay the principal, premium, if any, and interest on its debt.

3. REDEEMABLE NONCONTROLLING INTERESTS:

A noncontrolling equity holder of one of our subsidiaries has the right to sell their interest to the Company at any time during the 30-day period following September 30, 2025. The value of this redeemable noncontrolling interest was $18 million and $20 million as of March 31, 2021 and December 31, 2020, respectively.

A noncontrolling equity holder of one of our subsidiaries had the right to sell its interest to the Company at a fair market sale value of $376 million, plus any undistributed income, which was exercised and settled in January 2020.

4. COMMITMENTS AND CONTINGENCIES:

Sports Programming Rights

We are contractually obligated to make payments to purchase sports programming rights. The following table presents our annual non-cancellable commitments relating to our sports programming rights agreements as of March 31, 2021. These commitments assume that sports teams fully deliver the contractually committed games, and do not reflect the impact of rebates expected to be paid by the teams.

(in millions)
2021 (remainder)	$1,233
2022	1,655
2023	1,608
2024	1,540
2025	1,420
2026 and thereafter	7,008
Total	$14,464

Other Liabilities

In connection with our acquisition of the Bally RSNs, we assumed certain fixed payment obligations which are payable through 2027. We recorded these obligations in purchase accounting at estimated fair value. As of March 31, 2021 and December 31, 2020, $31 million was recorded within other current liabilities and $98 million and $97 million, respectively, was recorded within other long-term liabilities in our consolidated balance sheets. Interest expense of $2 million was recorded for both the three months ended March 31, 2021 and 2020.

In connection with our acquisition of the Bally RSNs, we assumed certain variable payment obligations, which are payable through 2030. These contractual obligations are based upon the excess cash flow of certain Bally RSNs. We recorded these obligations in purchase accounting at estimated fair value. As of March 31, 2021 and December 31, 2020, $14 million and $12 million, respectively, was recorded within other current liabilities and $41 million was recorded within other long-term liabilities in our consolidated balance sheets. These obligations are measured at the present value of the estimated amount of cash to be paid over the term of the contracts. We recorded a measurement adjustment loss of $1 million for the three months ended March 31, 2021 within other income, net in our consolidated statements of operations.

Litigation

We are a party to lawsuits, claims, and regulatory matters from time to time in the ordinary course of business. Actions currently pending are in various stages and no material judgments or decisions have been rendered by hearing boards or courts in connection with such actions. We do not believe the outcome of these matters, individually or in the aggregate, will have a material effect on the Company's financial statements.

5. VARIABLE INTEREST ENTITIES:

We are party to a joint venture associated with Marquee. Marquee is party to a long term telecast rights agreement which provides the rights to air certain live game telecasts and other content, which we guarantee. In connection with the acquisition of the Bally RSNs, we became party to a joint venture associated with one other regional sports network. We participate significantly in the economics and have the power to direct the activities which significantly impact the economic performance of these regional sports networks, including sales and certain operational services. We consolidate these regional sports networks because they are variable interest entities and we are the primary beneficiary.

The carrying amounts and classification of the assets and liabilities of the VIEs mentioned above, which have been included in our consolidated balance sheets as of the dates presented, were as follows (in millions):

	As of March 31, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$45	$64
Accounts receivable, net	43	52
Prepaid sports rights	46	2
Other current assets	1	—
Total current assets	135	118

Property and equipment, net	10	10
Operating lease assets	6	6
Total assets	$151	$134

LIABILITIES
Current liabilities:
Due to affiliates	$—	$6
Other current liabilities	33	23
Total current liabilities	33	29

Operating lease liabilities, less current portion	5	5
Other long-term liabilities	7	15
Total liabilities	$45	$49

The amounts above represent the consolidated assets and liabilities of the VIEs described above, for which we are the primary beneficiary. The assets of each of these consolidated VIEs can only be used to settle the obligations of the VIE. As of March 31, 2021, all of the liabilities are non-recourse to us. The risk and reward characteristics of the VIEs are similar.

6. RELATED PERSON TRANSACTIONS:

Management Service Fees
We have entered into two management services agreements with Sinclair Television Group, Inc. (STG), a wholly-owned subsidiary of SBG, in which STG provides us with affiliate sales and marketing services and general and administrative services. The annual amount to be paid to STG for these services during the fiscal year ended December 31, 2021 is $72 million, which is subject to increases on an annual basis. Additionally, one agreement contains an incentive fee payable to STG calculated based on certain terms contained within new or renewed distribution agreements with Distributors. Pursuant to these agreements, we incurred expenses of $26 million for the three months ended March 31, 2021 and $23 million for the three months ended March 31, 2020.

As of March 31, 2021 and December 31, 2020, we had a payable of $22 million and $19 million, respectively, to STG in connection with such management services agreements and reimbursement of certain expenses paid by STG on behalf of the Company.

Equity method investees

We have a minority interest in certain mobile production businesses, which we account for as equity method investments. We made payments to these entities for production services totaling $8 million for the three months ended March 31, 2021 and $7 million for the three months ended March 31, 2020.

Sports Programming Rights

As of March 31, 2021, affiliates of six professional teams have non-controlling interests in certain of our RSNs. These agreements expire on various dates during the fiscal years ended 2025 through 2032. The Company paid $120 million, net of rebates, for the three months ended March 31, 2021, and $70 million for the three months ended March 31, 2020, under sports programming rights agreements covering the broadcast of regular season games to professional teams who have non-controlling equity interests in certain of our RSNs.

Distributions to Parent

In January 2020, the Company distributed $200 million to Diamond Sports Holdings, LLC (DSH), an indirect parent of the Company, for the redemption of a portion of DSH's preferred equity.

The Company made distributions to DSH for the payment of dividends on its preferred equity totaling $4 million during the three months ended March 31, 2021.

The remaining balance of the preferred equity held by DSH and subject to future distributions by DSG was $170 million, net of issuance costs, as of both March 31, 2021 and December 31, 2020.

7. FAIR VALUE MEASUREMENTS:

Accounting guidance provides for valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). A fair value hierarchy using three broad levels prioritizes the inputs to valuation techniques used to measure fair value. The following is a brief description of those three levels:

•Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.
•Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.
•Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions.

The following table sets forth the carrying value and fair value of our financial assets and liabilities for the periods presented (in millions):

	As of March 31, 2021		As of December 31, 2020
	Carrying Value	Fair Value	Carrying Value	Fair Value
Level 1:
Money market funds	$160	$160	$292	$292

Level 2 (a):
12.750% Senior Secured Notes due 2026	31	27	31	28
6.625% Senior Unsecured Notes due 2027	1,744	921	1,744	1,056
5.375% Senior Secured Notes due 2026	3,050	2,196	3,050	2,483
Term Loan	3,251	2,243	3,259	2,884
Accounts Receivable Securitization Facility	173	173	177	177

(a)Amounts are carried on our consolidated balance sheets net of debt discount, premium, and deferred financing cost, which are excluded in the above table, of $128 million and $132 million as of March 31, 2021 and December 31, 2020, respectively.